SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2002

MidCarolina Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina		56-6144577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street
Burlington, North Carolina 28215
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 538-1600

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

Effective December 31, 2002, Nat T. Harris, Jr., resigned from the Board of Directors of MidCarolina Financial Corporation. Mr. Harris’s resignation was due solely to his inability to attend board and committee meetings because of personal and business circumstances. He expressed no disagreement with an issue before or decision of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION

Date:	January 28, 2002	By:	/s/ RANDOLPH J. CARY
Randolph J. Cary, Jr., President and Chief Executive Officer